Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Getty Realty Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities*
Fees to Be Paid	Equity	Common Stock	457(o)(1)	—	—	$350,000,000	0.00014760	$51,660
	Total Offering Amounts					$350,000,000		$51,660
	Total Fees Previously Paid							—
	Total Fee Offsets							$33,914
	Net Fee Due							$17,746

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Getty Realty Corp.	424(b)(5)	333-251977	2/24/2023		$33,914(2)	Equity	Common Stock	—	$317,404,994
Fee Offset Sources	Getty Realty Corp.	424(b)(5)	333-251977		2/24/2023						$33,914(2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-276399) (the “2024 Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on January 5, 2024.

(2)

The registrant previously filed a prospectus supplement, dated February 24, 2023 (the “2023 Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-251977), filed with the Securities and Exchange Commission on January 8, 2021 (the “2021 Registration Statement”), and a prospectus supplement, dated February 26, 2021 (the “2021 Prospectus Supplement”) pursuant to the 2021 Registration Statement. In connection with the filing of the 2023 Prospectus Supplement, the total registration fee of $38,570 was satisfied by offsetting $4,656 with fees previously paid in connection with the 2021 Prospectus Supplement on February 26, 2021 and making a contemporaneous fee payment of the balance of $33,914. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $317,404,994 were not sold under the 2023 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $33,914 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2021 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $51,600 due for this offering. The remaining balance of the registration fee, $17,746, will be paid in connection with this offering. The 2021 Registration Statement has expired and the offerings that included the unsold securities under the 2023 Prospectus Supplement and 2021 Prospectus Supplement have been terminated.